Exhibit 10.6

FIRST AMENDMENT

TO THE

UNITED STATES CELLULAR CORPORATION

EXECUTIVE DEFERRED COMPENSATION INTEREST ACCOUNT PLAN

WHEREAS, United States Cellular Corporation (the “Corporation”) has adopted and maintains the United States Cellular Corporation Executive Deferred Compensation Interest Account Plan (Amended and Restated Effective January 1, 2008) (the “Plan”) for the benefit of its officers and directors;

WHEREAS, pursuant to Section 8.1 of the Plan, the Senior Vice President of Human Resources of the Corporation (the “SVP—HR”) may amend the Plan at any time and for any reason; and

WHEREAS, the SVP—HR desires to amend the Plan in certain respects.

NOW, THEREFORE, BE IT RESOLVED, that effective as of January 1, 2009, the Plan hereby is amended as follows:

1.        Section 1.3 hereby is amended in its entirety to read as follows:

Section 1.3.     Effective Date.  This amended and restated Plan is effective January 1, 2008 and shall govern all deferrals of compensation under the Plan, including compensation deferred under the Plan (whether pursuant to this plan document or an Executive Deferred Compensation Agreement—Interest Account) prior to the effective date hereof.

2.        The definition of “Key Employee” set forth in Article 2 hereby is deleted.

3.        The definition of “Plan Administrator” set forth in Article 2 hereby is amended in its entirety to read as follows:

“Plan Administrator” means the Senior Director of Compensation of the Company.  References herein to the Plan Administrator also shall include (i) the SVP—HR, to the extent that the SVP—HR is undertaking administrative responsibilities expressly assigned to the SVP—HR pursuant to Article 6 and (ii) any person or committee to whom the Plan Administrator has delegated any of his or her responsibilities hereunder to the extent of the delegation.

4.        Article 2 hereby is amended to add thereto the following new definition of “Specified Employee”:

“Specified Employee” shall have the meaning set forth in the Section 409A Specified Employee Policy of Telephone and Data Systems, Inc. and its Affiliates,” which policy hereby is incorporated herein.

5.        Sections 3.3(b), 5.1, 5.2 and 5.5(a) hereby are amended to replace the term “Key Employee” each time it appears therein with the term “Specified Employee”, and Section 3.3(b) hereby is amended to replace the term “Key Employees” set forth therein with the term “Specified Employees”.

6.        Section 3.3(c) hereby is amended in its entirety to read as follows:

(c)           Special Transition Election.  Notwithstanding the foregoing, Section 5.6 or any other provision of the Plan to the contrary, at a time determined by the Plan Administrator no later than December 31, 2008, a Participant shall be permitted to change the Payment Date and form of payment of his or her Deferred Compensation Account, subject to rules and procedures established by the Plan Administrator and all requirements of section 409A of the Code and guidance provided thereunder.

7.        The last sentence of Section 4.1 hereby is amended to replace the phrase “last day of the calendar month during” set forth therein with the phrase “pay date on”.

8.        Section 4.2 hereby is amended in its entirety to read as follows:

Section 4.2.     Crediting of Interest.  On the last day of each calendar month until all of a Participant’s Deferred Compensation Account has been paid (or forfeited pursuant to Section 7.9), interest shall be credited to the balance of the Participant’s Deferred Compensation Account; provided, however, that for this purpose the balance of the Participant’s Deferred Compensation Account shall not include any Deferred Compensation credited to such account during the calendar month then ending.  Such interest shall be compounded monthly and computed at a rate equal to one-twelfth (1/12) of the sum of (i) the average twenty (20) year Treasury Bond rate of interest (as published on the U.S. Department of Treasury website for the last business day of the preceding calendar month) plus (ii) 1.25 percentage point.

9.        The penultimate sentence of Section 5.5(a) hereby is amended to replace the phrase “at the time determined by the Company within sixty (60) days after the Plan Administrator’s approval of such request” with the phrase “as soon as practicable following such approval, but in no event later than sixty (60) days after the occurrence of the Unforeseeable Emergency”.

10.      Section 6.3 hereby is renumbered as Section 6.4 and Article 6 hereby is amended to add thereto the following new Section 6.3:

Section 6.3.     Statute of Limitations for Actions under the Plan.  Except for actions to which any statute of limitations prescribed by ERISA applies, (a) no legal or equitable action relating to a claim for benefits under section 502 of ERISA with respect to the Plan may be commenced later than one (1) year after the claimant receives a final decision from the SVP—HR in response to the claimant’s request for review of an adverse benefit determination (or, if later, one (1) year after the effective date of this provision, which is January 1, 2009) and (b) no other legal or equitable action involving the Plan may be commenced later than two (2) years after the date the person bringing the action knew, or had reason to know, of the circumstances giving rise to the action (or, if later, two (2) years after the effective date of this provision, which is January 1, 2009).  This provision shall not bar the Plan or the Plan Administrator from recovering, in accordance with section 409A of the Code or other applicable law, overpayments of benefits or other amounts incorrectly paid to any person under the Plan at any time or bringing any legal or equitable action against any party.

IN WITNESS WHEREOF, the undersigned has executed this First Amendment as of this                        day of December, 2008.

Jeffrey J. Childs
Senior Vice President of Human Resources

SIGNATURE PAGE TO
FIRST AMENDMENT TO THE
UNITED STATES CELLULAR CORPORATION
EXECUTIVE DEFERRED COMPENSATION INTEREST ACCOUNT PLAN